                                                                  EXHIBIT 10.12

                        DATED                      1998



                               (1) FREEMEDIC PLC

                     (2) CARDIOTECH INTERNATIONAL LIMITED

                                      AND

                       (3) CARDIOTECH INTERNATIONAL INC

                                   LOAN AND

                               OPTION AGREEMENT



                               AARON & PARTNERS
                                GROSVENOR COURT
                                FOREGATE STREET
                                    CHESTER
                                    CH1 1HG
                                REF: IV.CAR51.2

THIS DEED is made the      day of                      1998

BETWEEN:

(1) FREEMEDIC PLC (registered number 2776963) whose registered office is at The Royal Free Hospital School of Medicine, University of London, Rowland Hill Street, London, NW3 2PF ("Freemedic");

(2) CARDIOTECH INTERNATIONAL LIMITED (registered number 3198267) whose registered office is situate at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("the Company"); and

(3) CARDIOTECH INTERNATIONAL INC. a U.S. Corporation incorporated under the laws of the State of Massachusetts and whose principal place of business is 11 State Street, Woburn, Massachusetts, 01801 ("the Parent").

WHEREAS:

(A) The Company is a private company limited by shares incorporated in England and Wales with registered number 3198267 and is the wholly owned subsidiary of the Parent.

(B) The Parent is a Massachusetts corporation with a capitalisation as at the date hereof of 20,000,000 shares of common stock each with a par value of $0.01 per share of which 4,272,916 are issued (excluding any common stock to be issued under a 7% Convertible Senior Note between the Parent and the third party investor referred to in Clause 2.1) and 5,000,000 shares of preferred stock each with a par value of $0.01 per share none of which are issued.

(C) In accordance with the terms of the Research Agreement, the Medical School (each as defined) and the Company have agreed to carry out certain research and development work as detailed therein.

(D) In order inter alia to fund the aforementioned work Freemedic is to advance certain monies to the Company subject to the repayment provisions set out below.

(E) As security for their respective compliance with the terms of this Agreement, the Company has granted a debenture over certain of its assets and the Parent has given a guarantee.

(F) As a further term of such Agreement, the parties hereto have agreed to the granting of an option over the shares of the Parent in the form set out below.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:-

1.   INTERPRETATION
     --------------

     1.1. DEFINITIONS
          -----------

          "Account"               the Company's designated deposit account set
                                  up pursuant to Clause 3.3;

          "the Act"               the Companies Act 1985 (as amended or
                                  updated);

          "AMEX"                  the American Stock Exchange;

          "business day"          a day (other than a Saturday or a Sunday) on
                                  which banks are open for business in London);

          "Call Notice"           a notice served pursuant to Clause 6.1;

          "Call Option"           the option more particularly set out in
                                  Clause 6;

          "Call Option Period"    the period more particularly specified in
                                  Clause 6.2;

          "Common Stock"          the common stock of the Parent referred to in

                                        Recital B.


          "the Company's Solicitors"    Messrs Aaron & Partners, Grosvenor
                                        Court, Foregate Street, Chester, CH1
                                        1HG;

          "Debenture"                   the fixed and floating charge in the
                                        form set out in Schedule 2;

          "Effective Date"              the date of completion of this Agreement
                                        in accordance with Clause 2;

          "Market Price"                the closing price of the Common Stock
                                        quoted on AMEX (or such other national
                                        securities exchange or automated
                                        quotation system on which the Common
                                        Stock is then listed) on the relevant
                                        day;

          "Medical School"              the Royal Free Hospital School of
                                        Medicine, c/o University of London,
                                        Rowland Hill Street, London NW3 2PF;

          "Minimum Period"              shall have the meaning given to it in
                                        Clause 2.2 of the Research Agreement.

          "Option Completion Date"      the date on which either the Put Option
                                        or Call Option is completed in
                                        accordance with the terms of this
                                        Agreement;

          "Option Monies"               all monies (including any accrued
                                        interest thereon) calculated as due and
                                        owing from the Company to Freemedic
                                        hereunder and more particularly detailed in Schedule 1 hereof as at the Option
                                        Completion Date.

          "Option Shares"               the number of shares of Common Stock in
                                        the capital of the Parent calculated
                                        pursuant to Clause 12.1 and more
                                        particularly detailed in Clause 12.

          "Parent Guarantee"            the guarantee to be entered into by the
                                        Parent in favour of Freemedic and in the form set out in Schedule 3;

          "Put Notice"                  a notice served pursuant to Clause 7.1;

          "Put Option"                  the option more particularly set out in
                                        Clause 7;

          "Put Option Period"           the period more particularly specified
                                        in Clause 7.2;

          "Repayment Notice"            a notice served by the Company pursuant
                                        to Clause 8.1;

          "Repayment Option"            the option more particularly set out in
                                        Clause 8;

          "Repayment Period"            the period more particularly specified
                                        in Clause 8.2.

          "the Research Agreement"      the Research Agreement of even date
                                        between (1) the Company; and (2) the
                                        Medical School;

          "SEC"                         the US Securities and Exchange
                                        Commission.

          "the Securities Act"          the US Securities Act 1933 (as amended).

          "the Freemedic Letter"        the letter from Freemedic in the form
               ---------
                                        set out in Schedule 5.

     1.2. Words and expressions defined in the Research Agreement shall unless the context otherwise requires, or save as expressly defined herein, have the same meanings in this Agreement.

     1.3. The headings in this Agreement are for convenience or reference only and shall not affect the interpretation hereof.

     1.4. Reference to the masculine gender shall include references to the feminine and neuter genders and vice versa and words importing the singular meaning shall include the plural meaning and vice versa.


2.   COMPLETION
     ----------

     2.1. Completion shall take place at the premises of the Company (or such other place as the parties may previously agree) upon the Effective Date (being the date of this Agreement or the date on which Freemedic receives written notification from the Parent that the Parent has received the sum of (Pounds)1.5 million by way of third party investment, whichever is the later. At such completion the following matters shall take place:-

          2.1.1. Freemedic shall advance (or otherwise agree to advance at a time and manner satisfactory to the Company) to the Company or the Company's Solicitors in cleared funds those monies more particularly set out in Clause 3.1, to be held to the order of Freemedic pending delivery of those documents set out in Clause 2.1.2 below, duly executed.

          2.1.2. Immediately upon receipt by the Company of such monies in full in cleared funds a Board meeting of the Company shall be held at which:-

                  2.1.2.1. the Company shall execute the Debenture and deliver the same to Freemedic.

                  2.1.2.2. the Parent shall execute the Parent Guarantee and deliver the same to Freemedic; and

                  2.1.2.3. the Company and the Medical School shall enter into the Research Agreement.

          2.1.3. Immediately thereafter Freemedic will execute the Freemedic Letter and deliver the same to the Parent.

     2.2. Immediately thereafter, Freemedic shall provide (or otherwise agree to provide at a time and manner satisfactory to the Company) to the Company the sum of (Pounds)21,000 in cleared funds to be applied for the purpose of the acquisition of the Capital Equipment in accordance with Clause 4 or shall produce details of the Capital Equipment already acquired along with evidence of the respective costs thereof and the amount payable pursuant to this Clause 2.2 shall be reduced accordingly.

     2.3. Completion shall be deemed to have taken place upon the happening of all those matters set out in Clauses 2.1 and 2.2 above.

     2.4. If all the events referred to in Clause 2.1 and 2.2 above shall not have taken place by 5 pm on the Effective Date, then save as agreed in writing by the parties hereto, this Agreement shall have no effect and none of the parties shall have any claim against or liability to any other hereunder other than for breach of its obligations under Clause
          2.1 or 2.2.

     2.5. Save for those particulars in respect of the Debenture, which shall be filed by Freemedic, the Company shall procure that all other necessary filings are made at Companies House within the requisite time limits to give effect to the above and shall produce such evidence to Freemedic as it may reasonably require to evidence the same, and shall write up the statutory books of the Company where relevant.

3.   REPAYMENT PROVISIONS
     --------------------

     3.1. In accordance with the provisions of Clause 2.1.1, Freemedic shall provide to the Company the sum of (Pounds)252,942, being the monies required for the Experimental Work and detailed in the Budget Costings, in cleared funds upon Completion .

     3.2. Those monies referred to in Clause 3.1 above shall be by way of loan to the Company, subject to the interest and repayment terms more particularly detailed or referred to in Schedule 1 and shall be secured by the Debenture and be subject to the Parent Guarantee.

     3.3. The monies received by the Company pursuant to Clauses 2.1.1 and 2.2 (if any) above shall be transferred by the Company into a separate designated deposit account with the Company's bankers for which the Company will account to the Committee at each quarterly meeting thereof.

     3.4. Any interest credited to the said Account shall accrue for the benefit of the Company and may be transferred out of the Account at any time upon the request to the Bank by the Managing Director of the Company.

     3.5. Save as aforesaid, payment out of the Account shall only be made pursuant to the provisions of Clause 4 of the Research Agreement.

     3.6. Any interest standing to the credit of the Account upon termination of this Agreement shall for the avoidance of doubt become the property of the Company.

     3.7. Details of the Account and the authorised signatories thereof are set out in Schedule 4.

4.   CAPITAL EXPENDITURE
     -------------------

     4.1. It is hereby agreed that the Capital Equipment required in connection with the Experimental Work shall be acquired from capital standing to the credit of the Account in accordance with the Budget Costings save that (Pounds)21,000 of the cost shall be funded directly by Freemedic as provided for in Clause 2.2.

     4.2. Title to the Capital Equipment shall vest in Freemedic (or as it may direct), which shall make available or procure that there is made available such equipment for the Experimental Work at all times during the continuance of this Agreement.

     4.3. Freemedic will further procure that such equipment is kept safe and in good working order free from any material defect or any liens, charges or other encumbrances and that it is insured to its full reinstatement value with a reputable insurer.

5.   OPTION CONDITIONS PRECEDENT
     ---------------------------

     5.1. This clause sets out the conditions precedent to the exercise by Freemedic of the Call Option:

           5.1.1. that Freemedic shall not be in breach of its obligations hereunder.

           5.1.2. that the Company shall not prior to the date of service of such Call Notice have served a Repayment Notice.

           5.1.3. that such Call Option is exercised only in accordance with the provisions of this Agreement and shall relate to all (and not some only) of the Option Monies.

     5.2. This clause sets out the conditions precedent to the exercise by the Parent of the Put Option:-

           5.2.1. that neither of the Parent nor the Company shall be in breach of its obligations hereunder;

           5.2.2. that such Put Option is exercised only in accordance with the provisions of this Agreement and shall relate to all (and not some only) of the Option Monies.

6.   CALL OPTION
     -----------

     6.1. Freemedic shall be entitled at any time during the Call Option Period to serve a Call Notice on the Parent, such notice to be in writing informing the Parent that Freemedic is exercising the Call Option and will be applying for the Option Shares in accordance with the terms hereof. A Call Notice, once given, may be withdrawn by Freemedic at any time prior to completion of such Call Option on written notification to the Parent.

     6.2. For the purposes of this Agreement, the Call Option Period shall commence on the Effective Date and shall come to an end on the date seven business days prior to the second anniversary of the Effective Date.

     6.3. If no Call Notice is served by Freemedic within the Call Option Period, repayment of the Option Monies shall take place in accordance with Clause 7 or Clause 8.

7.   PUT OPTION
     ----------

     7.1. The Parent shall be entitled at any time during the Put Option Period to serve a Put Notice on Freemedic, such notice to be in writing informing Freemedic that the Parent is exercising the Put Option and specifying that Freemedic will be required to apply for the Option Shares in accordance with the terms hereof. A Put Notice, once given, may be withdrawn by the Parent at any time prior to completion of such Put Option on written notification to Freemedic.

     7.2. For the purposes of this Agreement the Put Option Period shall be any period following the Effective Date during which the Market Price for the Common Stock exceeds the conversion price for Option Shares set out in Clause 12 below and shall come to an end on the date seven business days prior to the second anniversary of the Effective Date PROVIDED THAT if after service of a Put Notice in accordance with this clause 7, the Market Price falls below the said conversion price, the right to exercise and complete such Put Option at that time shall cease unless Freemedic shall in its absolute discretion agree otherwise in writing.

8.   REPAYMENT
     ---------

     8.1. The Company shall be entitled at any time during the Repayment Period to serve a Repayment Notice on Freemedic, such notice to be in writing, stating that the Company shall repay the Option Monies to Freemedic.

     8.2. For the purposes of this Agreement the Repayment Period shall commence on the Effective Date and shall come to an end on the service of a validly completed Put Notice or Call Notice as the case may be.

     8.3. If no Call Notice or Put Notice is served within the Call Option Period or Put Option Period (as the case may be) and validly completed in accordance with Clause 13, then the Company shall repay the Option Monies in full in accordance with Clause 15 below.

9.   OPTION SHARES
     -------------

     9.1.  The following provisions shall apply to the Option Shares:

           9.1.1. Any Option Shares issued pursuant to this Agreement shall, prior to any such issuance and at the cost and expense of the Parent be listed on AMEX (or such other national securities exchange or automated quotation system on which the Common Stock is then listed).

          9.1.2. The Parent shall procure that subject to Clause 9.1.4 below, on the second anniversary of the Effective Date (or, if not possible, the first day immediately following the date on which such securities may be registered with the SEC) those Option Shares then issued to (which shall for the avoidance of doubt include any Option Shares issued on such date), and not previously disposed of by Freemedic shall be registered with the SEC under the Securities Act. Registration shall be made at the cost and expense of the Parent by filing a registration statement with the SEC, no later than 30 days prior to the second anniversary of the Effective Date and using its best efforts to cause such registration statement to be declared effective by the SEC prior to the second anniversary of the Effective Date. The Parent shall keep such registration statement continuously effective for the lesser of 45 days or the period required for Freemedic to distribute the Option Shares registered pursuant thereto. Notwithstanding the foregoing, the Parent may delay filing a registration statement and may withhold efforts to cause the registration statement to become effective if the Parent shall furnish to Freemedic a certificate signed by the President of the Parent stating that in the good faith judgment of its Board of Directors (i) such registration would have a material adverse effect on the Parent's ability to negotiate or complete a transaction which had been approved by the Board of Directors prior to the date on which the Parent filed or was to have filed the registration statement as set forth above or (ii) it would be seriously detrimental to the Parent and its stockholders for such registration statement to be filed within such period. If, after a registration statement becomes effective, the Parent advises Freemedic that the Parent considers it appropriate for the registration statement to be amended, Freemedic shall suspend any further sales of its registered shares until the Parent advises it that the registration statement has been amended. The number of days during which the registration statement shall be effective shall be extended for an additional number of days equal to the number of days during which Freemedics' right to sell the Option Shares was suspended pursuant to the preceding sentence.

          9.1.3. For the avoidance of doubt, any disposal of Option Shares shall be subject to the provisions of this Agreement and in particular this Clause 9.

          9.1.4.

                  (a) The Parent shall further procure that if prior to the expiry of the period mentioned in Clause 9.1.2 above the Parent shall register (other than a registration relating solely to employee benefit plans or a Rule 145 transaction or a registration on any registration form that does not permit secondary resales) any other unregistered Common Stock (not being Option Shares) with the SEC, (including pursuant to a demand ("demand") of any stockholder of the Parent exercising registration rights), it shall (i) promptly give Freemedic notice thereof, and (ii) at its own cost and expense, include in such registration and in any underwriting involved therein, subject to paragraphs (b) and (c) below, all or any part of the Option Shares that have been purchased hereunder that are specified in written notice from Freemedic that is received by the Parent within twenty days after the written notice from the Parent described above is mailed or delivered by the Parent.

                  (b) If the registration of which the Parent gives notice is for a registered public offering involving an underwriting, the right to registration hereunder shall be conditioned upon Freemedic's participation in such underwriting, the inclusion of Freemedic's Option Shares in the underwriting to the extent provided herein and Freemedic entering into an underwriting agreement in customary form with the representative of the underwriter selected by the Parent. Freemedic shall not be required to make any representations or warranties to or agreements with the Parent or the underwriters other than representations and warranties contained in a writing furnished by Freemedic expressly for use in such registration statement or representations, warranties and agreements regarding Freemedic, the Option Shares being registered and Freemedic's intended method of distribution and any other representation required by law. If the representative of the underwriters advises the Parent in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude the Option Shares from, or limit the number of Option Shares to be included in, the registration and underwriting. The Parent shall so advise all holders of securities requesting registration pursuant to contractual, incidental ("piggy back") registration rights, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Parent (or, if applicable to the stockholders exercising demand registration rights) for securities being sold for its own account and thereafter as set forth in paragraph (c) below.

                  (c) In any circumstance in which all of the Option Shares and other shares of Common Stock with piggy back registration rights (including any security convertible into Common Stock) ("Other Shares") requested to be included in a registration cannot be so included, the number of shares of Option Shares and Other Shares that may be so included shall be allocated among Freemedic and the other selling stockholders requesting inclusion of shares such that the selling holders of the Option Shares and Other Shares shall have their shares included pro rata on the basis of the number of shares of Option Shares and Other Shares that would be held by Freemedic and the other selling stockholders assuming conversion that Freemedic and the other selling stock holders had requested to be included in the registration, provided that Freemedic shall have priority to all shares sought to be included by officers and directors of the Parent. The Parent shall have the right to postpone or withdraw any registration effected without obligation to Freemedic.

          9.1.5.

                  (a) In connection with any registration, Freemedic will pay its own costs and expenses, including the fees of its counsel and brokerage fees and commissions and transfer taxes on resale of any Option Shares. As soon as practicable but in no event later than the third business day following receipt of a written request from the Parent, Freemedic shall furnish the Parent with such information regarding Freemedic and its proposed dispositions of Option Shares as the Parent may from time to time reasonably request for use in preparing any registration statement hereunder (and any related qualification under applicable state securities laws). The Parent shall not be obligated to register the Option Shares if Freemedic fails to promptly provide the Parent with such information as the parent may reasonably request at the time to enable the Parent to comply with applicable laws or regulations to facilitate the preparation of the registration statement (and any related qualification under applicable state securities laws). Freemedic shall notify the Parent within five business days of completion of its disposition of the Option Shares.

                  (b) In the case of each registration effected by the Parent pursuant to this Agreement, at its expense the Parent will:

                       (i) promptly prepare and file with the SEC the registration statement to effect such registration and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and to keep such registration statement effective for that period of time specified in Clause 9.1.2, provided that before filing such registration statement or any amendments thereto, the Parent will furnish to Freemedic and its counsel copies of all documents proposed to be filed;

                       (ii) furnish such number of prospectuses and other documents incidental thereto as Freemedic from time to time may reasonably request;

                       (iii) use its best efforts to register or qualify the Option Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as Freemedic or any underwriter reasonably requires (other than any state in which the Parent would be required to execute a general consent to service of process in effecting such registration), and keep such registration or qualification effective during the period set forth in Clause 9.1.2;

                       (iv) cause its accountants to issue to Freemedic and any underwriter comfort letters and updates thereof in customary form and covering matters of the type customarily covered in such letters;

                       (v) make available for inspection by Freemedic, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Freemedic or any such underwriter, all pertinent financial and other records, corporate documents and properties of the Parent and cause the Parent's officers, directors, employees and independent accountants to supply all information reasonably requested by any Freemedic or any such underwriter, attorney, accountant or agent in connection with such registration statement;

                       (vi) furnish to Freemedic an opinion of counsel for the Parent dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), addressed to the underwriters and to Freemedic, reasonably satisfactory in form and substance to Freemedic and such underwriters; and

                       (vii) notify Freemedic, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          9.1.6. The right of Freemedic to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the date that all Option Shares held or entitled to be held upon exercise or conversion of this Agreement by Freemedic may immediately be sold under Rule 144(k) of the Securities Act, assuming Freemedics' compliance with the provisions of the Rule.

          9.1.7. In the event that Freemedic wishes to dispose of any Option Shares issued to it prior to their registration with the SEC, then such sale or other disposal of the said Option Shares by Freemedic shall be carried out:-

                  (i) only after consultation with the Board of Directors of the Parent; and

                  (ii) as unregistered shares exempt from the requirement of SEC registration in compliance with Rule 144 of the Securities Act, or pursuant to Regulation S as defined in Clause 10.1.2 below, or by private placement to accredited investors in compliance with US Securities laws (in the case of an exemption under Rule 144 or Regulation S, such compliance to be evidenced by certificates of an officer of Freemedic, in the case of Rule 144, or of officers of both Freemedic and the transferee in case of Regulation S, and in the case of a private placement, such compliance to be evidenced by an opinion of counsel to Freemedic (in both cases the form of which certificate or opinion is reasonably satisfactory to the Parent).

          9.1.8. All dealings with the Option Shares by Freemedic and whether or not registered will at all times be subject to compliance by Freemedic and the Parent with the rules of AMEX (or such other national securities exchange or automated quotation system on which the Common Stock is then listed), the SEC and any other regulatory body in connection therewith.

                  Freemedic agrees that it will not offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Option Shares, except in compliance with the Securities Act and the rules and regulations of the SEC thereunder, and in compliance with applicable state securities laws. In the event that compliance with this Clause 9 conflicts in any way with such rules or regulations, then the relevant provisions of this Clause 9 shall be varied to ensure compliance therewith.

          9.1.9. So long as Freemedic owns any of the Option Shares, the Parent shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended ("the "Exchange Act"), and the Parent shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Parent currently meets, and will take all necessary action to continue to meet, the "registrant requirements" for the use of Form S-3 set forth therein. The Parent shall comply with the Parent's reporting, filing and other obligations under the Exchange Act.

          9.1.10.

                  (a) In the event of a registration of any of the Option Shares under the Securities Act, the Parent will indemnify and hold harmless Freemedic, each of its directors and officers and each person, if any, who controls Freemedic within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, actually made against or incurred by Freemedic or such person under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Option Shares were registered, any prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, or any violation by the Parent of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Parent and relating to action or inaction required of the Parent in connection with any such registration, and will reimburse Freemedic, each of its officers and directors, and each person controlling Freemedic for any reasonable legal and any other expenses incurred in connection with defending or settling any such claim, loss, damage, liability or action, provided that the Parent will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Parent by an instrument duly executed by Freemedic, its officers, directors or any person controlling Freemedic specifically for user therein. The indemnity agreement contained in this Clause 9.1.10 (a) will not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld) unless the Parent waived its right pursuant to Clause 9.1.10(c) to assume the defence of such loss, claim, damage or liability.

                    (b) Freemedic will, if Option Shares are included in the securities as to which such registration is being effected, indemnify and hold harmless the Parent, each of its directors and officers, each underwriter, if any, of the Parent's securities covered by such a registration statement, each person who controls the Parent and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Parent, such directors, officers, persons or underwriters for any reasonable legal or any other expenses incurred in connection with defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by Freemedic its officers, directors or any person controlling Freemedic specifically for use therein. The indemnity agreement contained in this Clause 9.1.10(b) will not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Freemedic (which consent shall not be unreasonably withheld) unless Freemedic waived its right pursuant to Clause 9.1.10(c) to assume the defence of such loss, claim, damage or liability.

                    (c) Each party entitled to indemnification under this Clause 9.1.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defence of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defence of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defence at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Clause 9.1.10 to the extent such failure is not prejudicial. In case the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be one or more legal defences available to it which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to direct the defence of such action on behalf of the Indemnified Party and the Indemnified Party shall have the right to select separate counsel to defend such action on behalf of the Indemnified Party and in such event the Indemnifying Party shall be liable for the legal and other costs and expenses associated with such separate counsel. No Indemnifying Party in the defence of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior consent of the Indemnifying Party (which consent shall not be unreasonably withheld). Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defence of such claim and litigation resulting therefrom.

                    (d) The indemnification provided by this Clause 9.1.10 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

          9.1.11. If requested by the Parent and an underwriter of Common Stock (or other securities) of the Parent, Freemedic shall not sell or otherwise transfer or dispose of any Option Shares (or other securities of the Parent held by Freemedic) other than those included in the registration, during the one hundred and eighty day period following the effective date of a registration statement of the Parent filed under the Securities Act, provided, however, that all officers and directors of the Parent and all persons with demand or piggy back registration rights enter into similar agreements. The obligations described in this Clause 9.1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Parent may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of the said one hundred and eighty day period.

10.  COVENANTS AND REPRESENTATIONS OF FREEMEDIC
     ------------------------------------------

     10.1. Freemedic hereby represents, warrants and covenants with the Parent and as a separate representation, warranty and covenant with the Company that:-

            10.1.1. this Agreement when executed and delivered by Freemedic will constitute a valid and legally binding obligation of Freemedic enforceable in accordance with its terms.

            10.1.2. Freemedic is not "U.S. person" as defined in Securities and Exchange Commission Regulation S - Rules Governing Offers and Sales Made Outside the United States Without Registration under the Securities Act ("Regulation S"); a "U.S. person" includes, without limitation:-

                     (i)    any natural person resident in the United States;

                     (ii)   any trust of which any trustees is a U.S. person;

                     (iii) any partnership or corporation organised or incorporated under the laws of the United States;

                     and at the time of execution of this Agreement by Freemedic, it is outside the United States (as defined in Regulation S);

            10.1.3. Freemedic is not acquiring the Option Shares or any part thereof for the account or benefit of any U.S. person;

            10.1.4. Freemedic agrees to resell such Option Shares only in accordance with Clause 9 above;

            10.1.5. Freemedic acknowledges that the Option Shares will contain a legend to the effect that transfer of such shares shall be prohibited except in accordance with the requirements of Regulation S;

            10.1.6. Freemedic is not an underwriter, dealer, or other person who is participating pursuant to a contractual arrangement, in the distribution of the Option Shares offered or sold in reliance on Regulation S;

            10.1.7. the valid issue and allotment of the Option Shares in accordance with the terms of this Agreement shall constitute a complete discharge and release of the Parent and the Company from any liability arising from or in respect of the Option Monies.

11.  COVENANTS AND REPRESENTATIONS OF THE PARENT
     -------------------------------------------

     11.1.  The Parent hereby covenants and undertakes with Freemedic that:-

            11.1.1. The Parent is a Corporation duly incorporated and in good standing under the laws of the State of Massachusetts, with the corporate power and authority to conduct its business and to enter into and perform this Agreement;

            11.1.2. The execution, delivery and performance by the Parent of this Agreement have been duly authorised by all necessary action on the part of the stockholders and directors of the Parent, and this Agreement is a legal, valid and binding obligation enforceable in accordance with its terms;

            11.1.3. The Parent has reserved for issuance the Option Shares and will ensure that sufficient authorised but unissued shares of Common Stock to enable it to comply with its obligations under this Agreement and the Put Option and Call Option granted hereby are reserved at all times.

            11.1.4. Upon the issue of the Option Shares pursuant to either the
                    Call Option or the Put Option pursuant to this Agreement, the Option Shares will be fully paid and non-assessable.

            11.1.5. The issuance of the Option Shares to Freemedic on the completion of either the Call Option or the Put Option will be exempt from registration under the Securities Act and the Parent will comply with all US federal and state securities laws in connection with such issuance.

12.  CALCULATION OF OPTION SHARE PRICE AND OPTION SHARES
     ----------------------------------------------------

     12.1. For the purpose of this Agreement in the event that either party exercises its rights hereunder in respect of the Put Option or Call Option as the case may be, the price payable by Freemedic for the Option Shares shall be the greater of:

            (a) closing price for the Common Stock of the Parent on the trading day immediately prior to 31st March 1998, plus 25%; or

            (b)  $3.70.

            and the number of Option Shares shall be the number equal to the Option Monies divided by the price per Option Share as specified above (provided that in the case of a fractional number of Option Shares the number of Option Shares shall be rounded down to the nearest whole number).

     12.2. For the purposes of this Clause 12, the relevant dollar sterling exchange rate for the formula under Clause 12.1 shall be the exchange rate on the trading day immediately prior to the Effective Date.

13.  COMPLETION OF PUT OPTION OR CALL OPTION
     ----------------------------------------

     Completion of the Put Option or Call Option (as the case may be) shall take place at the offices of the Company (or at such other place as the parties shall agree) on the date seven business days from the date of service of the Call Notice or Put Notice when the following acts shall be effected in the following order:-

     13.1. The Company shall prepare a statement certified by Freemedic specifying the precise amount of the Option Monies and a calculation of the relevant number of Option Shares which may be acquired therewith pursuant to Clause 12 above.

     13.2. The Parent shall issue and allot to Freemedic the Option Shares specified in the statement referred to in Clause 13.1 above credited as fully paid and shall issue a Share Certificate to Freemedic in respect of these Option Shares.

     13.3. On receipt of a validly executed share certificate, Freemedic shall release and/or procure the release of the Parent and the Company from the Parent Guarantee, Debenture and any associated indebtedness.

14.  DEFAULT
     -------

     14.1.  COMPANY EVENTS OF DEFAULT

            Each of the following events shall constitute an Event of Default, namely:

            (a) If any event shall have occurred which would entitle Freemedic or the Medical School to terminate the Research Agreement in accordance with the terms set out in Clause 9 thereof;

            (b) If there shall be a material breach by either the Company or the Parent of any provision of this Agreement which shall remain un-remedied for a period of 30 days following receipt of a notice by the defaulting party of such breach and requiring it to be so remedied.

            (c) The Parent ceases to be the legal and beneficial owner of at least 50% of the total issued equity share capital of the Company (it being understood that the Parent is entering into a pledge and Security Agreement with the third party investor described in Clause 2.1 and that such third party shall not be deemed to beneficially own the equity share capital of the Company until an event of default (beyond the applicable period of grant with respect thereto) has occurred and is continuing, unless waived) or the Company ceases or threatens to cease to carry on the whole or a substantial part of its business, other than with the prior written consent of Freemedic, such consent not to be unreasonably withheld or delayed.

     14.2.  RIGHTS ON A DEFAULT

            Freemedic may upon and at any time after the happening of an Event of Default, so long as the same is continuing, by notice to the Company declare that:

            (a) any outstanding obligation of Freemedic to lend any amount hereunder shall be terminated forthwith; and/or

            (b) the sum advanced, by way of loan, pursuant to Clauses 2.1.1 and 3.1 and the sum provided to the Company but not yet utilised for the purchase of Capital Equipment pursuant to Clauses 2.2 and 4.1 have become immediately due and payable together with all accrued interest in accordance with
                    Schedule 1, whereupon the Company shall forthwith repay the same and the provisions of Clause 15 below shall apply.

15.  COMPLETION OF REPAYMENT
     -----------------------

     15.1. Completion of the repayment of the Option Monies by the Company to Freemedic shall take place at the offices of the Company (or such other place as the parties shall agree) on whichever is the first to occur of the following:-

            15.1.1. the first business day following:

                    (i)  the date of service of a Repayment Notice; or

                    (ii) the date of receipt of notification that the Research
                         Agreement is being terminated by the Medical School in accordance with Clauses 9.2 or 9.3 thereof or by reason of the Company or the Parent having committed an Event of Default under Clause 14.1 of this Agreement or an event has occurred which under the terms of the Debenture confers on Freemedic the right to enforce the Debenture; or

                       (iii) the termination of the Research Agreement in accordance with Clause 9.5 thereof by reason of the insolvency of the Parent or the Company; or

               15.1.2. the date seven business days from the expiry of the Call
                       Option Period or Put Option Period respectively provided that no Call Notice has been served by Freemedic or no Put Notice has been served by the Parent; or

               15.1.3. the first business day following the second anniversary of the Effective Date in the event that the Research Agreement is terminated in accordance with Clause 9.4 thereof by reason of the default or insolvency of either Freemedic or the Medical School; or

               15.1.4. in any event the second anniversary (or if it is not a business day the first business day immediately thereafter) of the Effective Date.

         15.2. On Completion in accordance with Clause 15.1 the following acts shall be effected in the following order:

               15.2.1. Freemedic shall deliver or shall procure that there is delivered to the Company or to the Company's solicitors as its agent a statement specifying the precise amount of the Option Monies.

               15.2.2. The Company shall repay or shall procure the repayment of the Option Monies set out in the statement referred to in Clause 15.2.1 above, in full in cleared funds.

               15.2.3. Upon receipt of the Option Monies in full in cleared funds, Freemedic shall provide or procure that there is provided a release of the Company and the

                       Parent in respect of the indebtedness for the Option Monies in such form as the Parent may require, including a release of the Parent Guarantee and Debenture.

16.  NOTICES
     -------

     16.1. Any notices required to be given hereunder shall be in writing and shall be served by sending the same by prepaid first class, registered post or recorded delivery, personal delivery or telex or facsimile transmission to the registered office or business address of the party in question as set out in this Agreement or to such other address as shall have been notified to the other party(ies) from time to time.

     16.2. Any such notice shall be deemed to be served at the time when the same is personally handed to or left at the address of the party to be served and if served by post on the next business day following the day of posting and in the case of telex or facsimile transmission when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours.

17. In proving the giving of notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the applicable means of telecommunication was properly addressed and despatched (as the case may be).

18.  MISCELLANEOUS
     -------------

     18.1. This Agreement is personal to the parties hereto, none of whom may assign its rights or obligations under it in whole or in part without the other parties' prior written agreement except that Freemedic shall be entitled, without the other parties' prior written agreement, to assign its rights and benefits under this Agreement to University College London (or any other organisation in the University of London) or any company owned by University College London (or any such other organisation) in connection with the proposed merger of the Medical School with University College London (or any such other organisation) provided that in the event of such merger Freemedic, the Parent, the Company and University College, London (or any such other organisation) will enter into an agreement novating the obligations of Freemedic hereunder to University College, London (or such other organisation).

     18.2. No party shall be bound by any variation or amendment of or addition to this Agreement except where that party has agreed expressly in writing to be so bound.

     18.3. This Agreement shall not constitute a partnership between the parties.

     18.4. Each of the parties hereto undertakes that it is fully empowered to enter into this Agreement and to become bound in accordance with its terms.

     18.5. No failure by any party to exercise and no delay in exercising any right power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any right power or privilege preclude any further exercise of it or the exercise of any other right power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     18.6. If any term of this Agreement or its application is judicially or otherwise held invalid or unenforceable or if the parties mutually agree in writing to any variation or revision of this Agreement the remainder of this Agreement and its application shall not be affected and this Agreement shall remain in full force and effect.

     18.7. This Agreement, the Confidentiality Agreement, the Research Agreement, the Debenture and the Parent Guarantee constitute the entire agreement between the parties hereto in respect of such subject matter hereof, and each party hereby confirms that it has not relied upon any representation, warranty or undertaking other than those expressly set out herein. Without prejudice to the foregoing, each of the parties waives any right it or he may have to any damages or rescission for any misrepresentation which is not contained in these Agreements, or for breach of any warranty not contained in these Agreements, unless and to the extent such misrepresentation or warranty was made fraudulently.

19. The proper law of this Agreement shall be the law of England and Wales, and the parties hereto submit to the non exclusive jurisdiction of the English courts.

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

EXECUTED AND DELIVERED AS               )
A DEED by  FREEMEDIC PLC                )
acting by:-                             )

Director:

Director/Secretary




EXECUTED AND DELIVERED AS               )
A DEED by  CARDIOTECH                   )
INTERNATIONAL LIMITED                   )
acting by:-                             )

Director:

Director/Secretary




EXECUTED AND DELIVERED AS               )
A DEED by  CARDIOTECH INTERNATIONAL     )
INC. acting by:-                        )
                                        )
Director:

Director/Secretary

                                  SCHEDULE 1
                                  ----------

                                 Terms of Loan
                                 -------------
LOAN AMOUNT:                     (Pounds)252,942 advanced pursuant to Clauses
                                 2.1.1 and 3.1 but excluding for the avoidance of doubt any monies advanced pursuant to Clauses 2.2 and 4.1.

INTEREST A fixed rate of 10% cumulative per annum to be calculated up to the date of repayment or conversion of the loan and to be paid or credited as the case may in accordance with this Agreement, together with the additional sum of (Pounds)25,927 (calculated on the basis of an additional interest penalty of 5% cumulative per annum on the loan then outstanding, calculated up to the expiry of the Minimum Period and to be paid or credited notwithstanding repayment or conversion of the loan prior to the expiry of such Minimum Period); PROVIDED THAT the additional sum will not be paid or credited in the event of the default or insolvency of Freemedic or the Medical School hereunder or under the Research Agreement;

REPAYMENT:                       Repayment of capital and interest to be subject
                                 to the terms of the Loan Agreement.

SECURITY:                        The Security for the repayment or conversion of
                                 the sum of (Pounds)252,942 together with all accrued interest, calculated as set out above, on the sum then outstanding shall be the Debenture and the Parent Guarantee.

                                  SCHEDULE 2
                                  ----------
                                   DEBENTURE
                                   ---------

                                  SCHEDULE 3
                                  ----------
                               PARENT GUARANTEE
                               ----------------

                                  SCHEDULE 4
                                  ----------
                                ACCOUNT DETAILS
                                ---------------

Account Name:            RFH/CTI Research Account

Account Number:          71324926

Sort Code:               40-33-10

Bank:                    Midland Bank Plc
                         22 High Street
                         Mold
                         Flintshire
                         CH7 1AR

Authorised Signatories:  Alan Edwards

                         Michael Szycher

                                  SCHEDULE 5
                                  ----------
                                  SIDE LETTER
                                  -----------

                [TO BE TYPED ON THE NOTEPAPER OF FREEMEDIC PLC]

To:-      The Board of Directors
          Cardiotech International Inc.
          11 State Street
          Woburn
          Massachusetts MA01801
          USA



Dear Sirs

RESEARCH AND LICENCE AGREEMENTS
-------------------------------

We refer to the Research Agreement in respect of the Development of Vascular Grafts entered into today between your subsidiary, Cardiotech International Limited, and our parent, the Royal Free Hospital School of Medical, a copy of which agreement is attached to this letter ("the Research Agreement").

Clause 5.5 of the Research Agreement provides that the Medical School will procure that Freemedic will grant Cardiotech International Inc. a licence on the terms set out in the Licence Agreement attached as Schedule 2 to the Research Agreement ("the Licence Agreement"). In consideration of the payment by Cardiotech International Inc. of the sum of (Pounds)1.00, Freemedic hereby undertakes that upon the receipt by the Medical School of a written request from Cardiotech International Limited in accordance with Clause 5.5 of the Research Agreement, Freemedic will enter into the Licence Agreement with Cardiotech International Inc. on the terms set out in the Licence Agreement.

Yours faithfully



FOR AND ON BEHALF OF FREEMEDIC PLC
----------------------------------